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                                                                   Exhibit 10.70

                        CONFIDENTIAL TREATMENT REQUESTED
                        --------------------------------

5

                                March 24, 2000

Amarin Corporation PLC
Gemini House
Bartholomew's Walk
Ely, Cambs
CB7 4EA, United Kingdom

Gentlemen:

Reference is made to the certain (i) License & Development Agreement, dated January 15, 1993, between Schein Pharmaceutical, Inc. ("Schein") and Ethical Holdings plc (formerly known as Ethical Holdings Limited; now known as Amarin Corporation plc), as amended by that certain Amendment Agreement, dated November 4, 1994 (the "* Agreement"), between Schein and Ethical Holdings, plc; (ii) License & Development Agreement, dated March 31, 1994 (the "* Agreement"), between Schein and Ethical Holdings plc; and (iii) License & Development Agreement, dated November 30, 1993 (the "* Agreement"), between Schein and Ethical Holdings plc. Ethical Holdings Limited, Ethical Holdings, plc and Amarin Corporation plc are hereafter referred together as "Amarin." The * Agreement, the * Agreement and * Agreement are hereafter referred to collectively as the "Development Agreements". This letter of agreement (the "Letter") will confirm our understanding and agreement regarding the amendment and termination of the Development Agreements, in whole or part, as follows:

1.   * AGREEMENT.

     (a) TERMINATION OF * AGREEMENT WITH RESPECT TO US DEVELOPMENT RIGHTS. Subject to the terms and conditions contained herein, the term of the * Agreement with respect to the license, development, manufacture, supply, sale and distribution of * in the United States of America, its territories and possessions (the "US Development Rights") shall terminate with immediate effect from the date of this Letter, provided, however, that the rights and obligations of the parties under Article XI.B of the * Agreement with respect to the US Development rights shall survive for a period of seven (7) years from the date hereof and under Articles XII and XIX of the * Development Agreement shall survive termination of the term of the * Agreement with respect to the US Development Rights.

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*    Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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     (b) AMENDMENT OF * AGREEMENT WITH RESPECT TO INTERNATIONAL DEVELOPMENT
RIGHTS. Amarin and Schein hereby acknowledge that the Development Programme
(as that term is defined in the * Agreement) for * in all territories outside of the United States of America, its territories and possessions (the "International Development Programme") has been completed and that all obligations of the parties regarding the International Development Programme have been fulfilled. All other rights and obligations of the parties concerning the license and commercialization of * in all territories outside of the United States of America, its territories and possessions shall continue.

     (c) In consideration of the agreements contained herein, Amarin agrees to reimburse Schein (a) the sum of US * of past licensing fees paid by Schein to Amarin with respect to the United States and (b), the sum of US * of past licensing fees paid by Schein to Amarin and US * of development fees paid by Schein with respect to countries in the Territory (as that term is defined in the * Agreement) other than the United States, all in accordance with Paragraph 4, below.

     2. TERMINATION OF * AGREEMENT. Subject to the terms and conditions contained herein, the * Agreement shall terminate with immediate effect from the date of this Letter; provided, however, that the rights and obligations of the parties under Article XV.B of the * Agreement shall survive for a period of seven (7) years from the date hereof and under Articles XVI and XXIII of the * Agreement shall survive termination of the * Agreement.
In consideration of the agreements contained herein, Amarin agrees to reimburse Schein the sum of US * of past licensing fees paid by Schein to Amarin, in accordance with paragraph 4, below, and Schein agrees to transfer to Amarin all of Schein's right, title and interest in and to the Licensee Know-How (as that term is used in the * Agreement) and the IND related to the Product (as that term is defined in the * Agreement), without recourse, warranty or representation whatsoever.

     3. TERMINATION OF * AGREEMENT. Subject to the terms and conditions contained herein, the * Agreement shall terminate with immediate effect from the date of this Letter; provided, however, that the rights and obligations of the parties under Article XII of the * Agreement shall survive for a period of seven (7) years from the date hereof and under Articles XIII and XX of the * Agreement shall survive termination of the * Agreement. In consideration of the agreements contained herein, Amarin agrees to reimburse Schein the sum of US * of past licensing fees paid by Schein to Amarin, in accordance with paragraph 4, below, and Schein agrees to transfer to Amarin all of Schein's right, title and interest in and to the Licensee Know-How (as that term is used in the * Agreement) and the draft ANDA related to the Product (as that term is defined in the * Agreement), without recourse, warranty or representation whatsoever. Schein and Amarin shall negotiate in good faith negotiate an agreement for Schein to package commercial quantities of the Product in its facilities unless Amarin decides otherwise.

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*    Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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     4. SCHEDULE OF PAYMENTS. The consideration payable to Schein pursuant to paragraphs one (1), two (2) and (3) hereof, shall be made as follows:

          (a) CASH PAYMENTS. Cash totaling * United States dollars (US *) shall be due and payable by Amarin to Schein on March 27, 2000;

Such payment shall be paid to Schein at its offices at 100 Campus Drive, Florham Park, New Jersey 07932, U.S.A., or at such other location as Schein may direct in writing. Late payments shall bear interest at a rate equal to the lower of
(i) LIBOR plus three (3%) per cent per annum or (ii) the maximum rate permitted by law; and

          (b) The issue on the date of the completion ("Private Placement Date") by Amarin of its current private placement of securities of not less than US
* (the "Private Placement") of * ordinary shares of Amarin (the "Shares"), with such rights as are set out on Article VI of the Stock Purchase Agreement to be executed in connection with the Private Placement in the form is annexed hereto) between Amarin and the prospective purchasers, which Article
VI is deemed incorporated herein and made a part hereof as if Schein were a Purchaser and Holder thereunder; none of such rights may be amended with respect to Schein without Schein's prior written consent. The Shares shall be convertible at Schein's option, within the period set out in Article VI(d) of the Stock Purchase Agreement, into * American Depository Shares ("ADSs") of Amarin in accordance with the registration rights set out in Article VI of the Stock Purchase Agreement. Amarin agrees to use its best efforts at its expense to file a registration statement in respect of such Shares within ninety (90) days of issue. Schein shall pay all other costs related to the issue of ADSs on registration. The provisions of Section 3.1 of Article III of the Stock Purchase Agreement shall be deemed incorporated and made a part hereof and such representations and warranties are deemed to be made by Amarin to Schein in connection with the issue of the shares to Schein. The Company also agrees (i) to provide Schein with copies of all notices it sends to or receives from Purchasers under the Stock Purchase Agreement and (ii) to pay Schein's proportionate share of reasonable attorneys' fees and out-of-pocket expenses of counsel to the extent provided in Section 7.4 of the Stock Purchase Agreement. The Company agrees that no material provision of the Stock Purchase Agreements being entered into with the Purchasers in connection with the Private Placement having an effect on the rights of Schein granted under this clause, including without limitation, any representations and warranties, shall be varied from the form annexed hereto, without the prior written consent of Schein, not to be unreasonably withheld.

     5. Except for the obligations of Schein under paragraphs 1, 2, 3 and 4 of this Letter, Amarin, for itself and each of its subsidiaries, parents, affiliates, shareholders, officers, directors, partners, attorneys, representatives, agents and employees of same, and the assigns and successors in interest of any of the foregoing entities and individuals (hereinafter individually and collectively referred to as the "Amarin Releasors"), does hereby remise, release and forever discharge Schein and each of its subsidiaries,

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*    Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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affiliates, officers, directors, partners, attorneys, representative, agents and employees of same, and the assigns and successors in interest of any of the foregoing entities and individuals (hereinafter individually and collectively referred to as the "Schein Releasees"), of and from any and all manner of actions, causes of action, suits, debts, sums of money, contracts, controversies, agreements, promises, damages, judgments, executions, claims, liabilities, demands and obligations, in law or in equity, whether asserted now or in the future, directly or indirectly by way of defense of set-off or recoupment, or whether based on any theory of indemnification, contribution, equitable apportionment or reimbursement of any kind, whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever, which against the Schein Releasees, the Amarin Releasors ever had, now has or hereafter can, shall, may or could have for, upon or by reason of any act, omission, matter, cause or thing whatsoever from the beginning of time to the date of this Release, arising out of or in connection with the * Agreement or its termination or the US Development Rights under the * Agreement or the termination of such rights.

     6. Except for the obligations of Amarin under paragraphs 1, 2, 3 and 4 of this Letter, Schein, for itself and each of its subsidiaries, parents, affiliates, shareholders, officers, directors, partners, attorneys, representatives, agents and employees of same, and the assigns and successors in interest of any of the foregoing entities and individuals (hereinafter individually and collectively referred to as the "Schein Releasors"), does hereby remise, release and forever discharge Amarin and each of its subsidiaries, affiliates, officers, directors, partners, attorneys, representatives, agents and employees of same, and the assigns and successors in interest of any of the foregoing entities and individuals (hereinafter individually and collectively referred to as the "Amarin Releasees"), of and from any and all manner of actions, causes of action, suits, debts, sums of money, contracts, controversies, agreements, promises, damages, judgments, executions, claims, liabilities, demands and obligations, in law or in equity, whether asserted now or in the future, directly or indirectly by way of defense of set-off or recoupment, or whether based on any theory of indemnification, contribution, equitable apportionment or reimbursement of any kind, whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever, which against the Amarin Releasees, the Schein Releasors ever had, now has or hereafter can, shall, may or could have for, upon or by reason of any act, omission, matter, cause or thing whatsoever from the beginning of time to the date of this Release, arising out of or in connection with the * Agreement or * Agreement, or the termination thereof or the US Development Rights under the * Agreement or the termination of such rights.

     7. Any disputes related to the terms of this Letter shall be in accordance with the arbitration provisions of Development Agreements.

     8. This Letter may not be modified or amended except in a writing executed by the parties hereto.

     9. Notwithstanding anything to the contrary contained herein, the obligations and agreements of the parties hereunder are subject to and conditioned upon the

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*    Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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completion of the Private Placement in amount of not less than US *. In the event such Private Placement is not completed by December31, 2000, this Letter and the agreements contained herein shall become null and void AB INITIO and of no further force or effect.

Please execute a copy of this Letter in the space provided below and return it to the undersigned to indicate your agreement to the foregoing.

                                   Very truly yours,

                                   SCHEIN PHARMACEUTICAL, INC.


                                   By: /s/ Paul Kleutghen
                                       -----------------------------------
                                   Name: Paul Kleutghen
                                   Title: Senior Vice President, Strategic
                                          Development


ACCEPTED AND AGREED TO:

AMARIN CORPORATION PLC

By: /s/ Richard A.B. Stewart
    ------------------------------
Name: Richard A.B. Stewart
Title: President & CEO

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*    Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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